Exhibit 99.1

News Release

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota  55102

FOR IMMEDIATE RELEASE

Michael J. Monahan               651.293.2809

ECOLAB, NALCO SHAREHOLDERS APPROVE MERGER

Transaction will create the global leader in water, hygiene and energy technologies and services, strengthening the long-term growth position

Closing is pending final regulatory clearance

ST. PAUL, Minn., November 30, 2011 - Shareholders from both Ecolab Inc. and Nalco Holding Company overwhelmingly approved the merger of the two companies today.  The merger will create the global leader in water, hygiene and energy technologies and services, offering premier product solutions, the industry’s largest and best-trained sales and service force, coverage in more than 160 countries, and combined 2011 annualized sales of more than $11 billion.

“We are extremely pleased by the shareholder approval of this merger with Nalco and are excited by the terrific opportunities it brings to our customers, shareholders and employees,” said Douglas M. Baker, Jr., Ecolab chairman and chief executive officer.  “As one company, we will strengthen our opportunities and capabilities to provide customers with the most innovative, integrated and cost-effective solutions.

“Our combined company will bring the best—in-class water and hygiene technology, enabling us to uniquely meet the growing global needs around food safety, infection prevention, water management and energy availability. Meeting these needs is fundamental for successful societies and provides an excellent platform for us to both deliver meaningful value for our customers and provide excellent growth opportunities for our associates and shareholders.”

-more-

“Nalco brings a strong management team and organization with leadership positions in the critical water and energy markets, where expanding global demand creates significant growth opportunities.  Nalco is the global leader in these industries, with products and services providing the most effective and efficient solutions for customers.  These will combine with Ecolab’s leadership positions in the food safety and healthcare markets, where increasing global demand for improved sanitation and sustainable solutions creates strong long-term needs that we are uniquely positioned to meet for our customers

More than 99% of the shares voted by Ecolab’s shareholders at Ecolab’s special meeting were cast in favor of Ecolab’s issuance of shares of its common stock to Nalco’s shareholders under the terms of the merger agreement, which was announced on July 20, 2011. In addition, shareholders also overwhelmingly approved the proposal to amend the company’s restated certificate of incorporation in order to increase to 800 million the number of authorized shares of common stock available for issuance.

Based on Ecolab’s recent share price, the total transaction value will be approximately $8.3 billion, including a fully-diluted offer value of $5.6 billion for Nalco’s equity and $2.7 billion on the assumption of Nalco’s net debt.

Closing will be completed upon receipt of final regulatory clearances and the fulfillment of other customary closing conditions.  All regulatory clearances required to complete the merger have been received except with respect to China antitrust.  We expect the merger to close prior to the end of 2011.

Under the terms of the transaction, Nalco shareholders have the option to receive either 0.7005 shares of Ecolab common stock or $38.80 per Nalco share in cash, without interest, subject to proration such that approximately 70% of Nalco’s outstanding shares will be converted into the right to receive shares of Ecolab common stock and 30% of Nalco’s outstanding shares will be converted into the right to receive cash.  In aggregate, Ecolab will issue approximately 68.3 million shares of Ecolab stock and pay approximately $1.6 billion in cash to Nalco shareholders.

Ecolab previously announced that it intends to undertake a $1 billion share repurchase following the closing of the transaction.  The repurchase program is expected to be completed by year-end 2012.

Upon completion of the merger, Erik Fyrwald, the chairman and chief executive officer of Nalco, will be named president of Ecolab, reporting to Baker.  Other key Nalco executives expected to join the Ecolab leadership team are David Flitman, executive vice president and president, Global Water and Process Services; and Steve Taylor, executive vice president and president, Global Energy Services.

Upon completion of the merger, Ecolab’s global headquarters will remain in St. Paul, and the company will continue to have a significant presence in Naperville, Ill.

With sales of $6 billion and more than 26,000 associates, Ecolab (NYSE: ECL) is the global leader in cleaning, sanitizing, food safety and infection prevention products and services. Ecolab delivers comprehensive programs and services to the foodservice, food and beverage processing, healthcare, and hospitality markets in more than 160 countries. More news and information is available at www.ecolab.com.

Cautionary Statements Regarding Forward-Looking Information

This communication contains certain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the expected closing of the merger, benefits of the merger, integration plans and expected synergies,anticipated future financial and operating performance and results, including estimates for growth, and share repurchases. These statements are based on the current expectations of management of Ecolab and Nalco. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These risks and uncertainties include (i) problems that may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, (ii) the possibility that the merger may involve unexpected costs, unexpected liabilities or unexpected delays, (iii) the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies currently expect, (iv) the risk that the businesses of the companies may suffer as a result of uncertainty surrounding the merger and (v) the risk that disruptions from the transaction will harm relationships with customers, employees and suppliers.

Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Ecolab, Nalco and the combined company. For a further discussion of these and other risks and uncertainties applicable to the respective businesses of Ecolab and Nalco, see the Annual Reports on Form 10-K of Ecolab and Nalco for the fiscal year ended December 31, 2010 and the companies’ other public filings with the Securities and Exchange Commission, or SEC. These risks, as well as other risks associated with the merger, are more fully discussed in the joint proxy statement/prospectus included in the Registration Statement on Form S-4 that Ecolab has filed with the SEC in connection with the merger, which was declared effective by the SEC on October 28, 2011. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Ecolab nor Nalco undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

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(ECL-A)